                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants

            We  hereby  consent  to the use in this  Registration  Statement  of
Empire  Resorts,  Inc.  on Form S-3 (the  "Registration  Statement")  of (i) our
reports  dated  February  3,  2003 and June 25,  2003  relating  to the  audited financial statements of Catskill  Development,  L.L.C. and (ii) our report dated
July 18, 2003 relating to the audited financial statements of Monticello Raceway
Development Company,  LLC, each of which appear in such Registration  Statement.
We hereby  acknowledge the use in the  Registration  Statement of (i) our report dated October 30, 2003 relating to the unaudited reviewed  financial  statements of  Catskill  Development,  L.L.C.  and (ii) our report  dated  October 30, 2003 relating to the unaudited  reviewed  financial  statements of Monticello Raceway
Development Company,  LLC, each of which appear in such Registration  Statement.
We also  consent to the  reference  to us under the  heading  "Experts"  in such
Registration Statement.

/s/ Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
November 17, 2003